EXHIBIT 5

            FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS & RHINE LLP
                                ATTORNEYS AT LAW

                               INTERNATIONAL PLAZA
                              750 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10022-1200

                                 --------------

   Telephone 212-888-8200     Telefax: 212-888-7776

                                 March 30, 2001


Ortec International, Inc.
3960 Broadway
New York, New York 10032

Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Ortec International, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,450,000 shares of the common stock of the Company, par value, $.001 per share (the "Shares"). The Shares may be issued upon the exercise of options to be granted by the Company pursuant to its 1996 Stock Option Plan, as amended and restated to date (the "Plan").

                  As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of the options granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued in accordance with the terms of the Plan, and paid for, will be duly authorized, legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  Feder, Kaszovitz, Isaacson,
                                                  Weber, Skala, Bass & Rhine LLP